Exhibit 99.1

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

1 of 12

July 25, 2016	GERMAN AMERICAN BANCORP, INC. (GABC) REPORTS RECORD QUARTERLY EARNINGS

Jasper, Indiana: July 25, 2016 -- German American Bancorp, Inc. (NASDAQ: GABC) reported today the achievement of record 2016 second quarter earnings of $9.8 million, or $0.64 per share. The Company’s record earnings were enhanced by the inclusion of the operations of River Valley Bancorp, and its banking subsidiary River Valley Financial Bank, for the full quarter, following the acquisition of River Valley on March 1, 2016. The current quarter record performance represented a 16.4% increase, on a per share basis, from the $7.3 million, or $0.55 per share, reported in the second quarter of 2015.
German American’s record second quarter earnings were also driven by a number of positive factors within the Company’s core operations, including the continuation of the recent trend of exceptional organic growth within the Company’s loan portfolio. Total end-of-period loans from the Company’s existing banking offices, exclusive of the acquired River Valley loan portfolio, grew approximately $57 million, or 14% on a linked- quarter annualized basis, during the second quarter. Total reported end-of-period loans, inclusive of River Valley, grew by $46 million, or 10% on a linked-quarter annualized basis. This combination of exceptionally strong organic loan growth and the inclusion of the River Valley loan portfolio resulted in an improvement of German American’s net interest margin to 3.86% during the second quarter.

Commenting on the Company’s posting of the record quarterly operating performance, Mark A. Schroeder stated, "We are extremely pleased with this quarter’s results, which were positively impacted by both the anticipated earnings enhancements from the merger transaction with River Valley and by exceptionally strong loan growth throughout our footprint and within all loan categories. As always, we are honored and humbled that clients throughout our footprint are, in increasing numbers, reaching out to our team of dedicated, financial professionals for advice and counsel in the achievement of the financial success of their businesses, communities, and families. This quarter’s record performance is a by-product of the strong endorsement of our clients.”

The Company also announced that its Board of Directors declared its regular quarterly cash dividend of $0.18 per share, which will be payable on August 20, 2016 to shareholders of record as of August 10, 2016.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

2 of 12

Balance Sheet Highlights

Total assets for the Company increased to $2.916 billion at June 30, 2016, representing an increase of $49.1 million, or 7% on an annualized basis, compared with March 31, 2016 and an increase of $542.1 million compared with June 30, 2015. The year-over-year increase was largely attributable to the acquisition of River Valley Bancorp ("River Valley") and its banking subsidiary River Valley Financial Bank effective March 1, 2016. River Valley's total assets as of the effective date of the merger totaled approximately $516.3 million.

June 30, 2016 total loans increased $45.6 million, or 10% on an annualized basis, compared with March 31, 2016 and increased $487.8 million, or 33%, compared with June 30, 2015. As of June 30, 2016, outstanding loans from River Valley totaled $305.3 million which contributed significantly to the overall loan portfolio growth on a year-over-year basis.

Total loans from the Company's existing branch network, excluding the acquired River Valley loans, grew by approximately $56.9 million, or 14% on an annualized basis, during the second quarter of 2016 compared with March 31, 2016 total loans. Included in this second quarter of 2016 loan growth, excluding River Valley, was an increase of approximately $35.7 million, or 13% on an annualized basis, of commercial real estate and commercial and industrial loans and an increase in agricultural loans of approximately $13.3 million, or 23% on annualized basis. On a year-over-year basis, total loans from the Company's existing branch network, excluding the acquired River Valley loans, grew by $182.5 million, or 12%. This growth occurred in all segments of the loan portfolio.

End of Period Loan Balances	6/30/2016	3/31/2016	6/30/2015
(dollars in thousands)

Commercial & Industrial Loans	$463,501	$448,569	$396,741
Commercial Real Estate Loans	840,215	812,565	584,426
Agricultural Loans	285,353	275,938	222,298
Consumer Loans	182,610	174,005	135,874
Residential Mortgage Loans	192,603	207,561	137,129
	$1,964,282	$1,918,638	$1,476,468

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

3 of 12

Non-performing assets totaled $9.7 million at June 30, 2016 compared to $7.1 million of non-performing assets at March 31, 2016 and $5.8 million at June 30, 2015. Non-performing assets represented 0.33% of total assets at June 30, 2016 compared to 0.25% of total assets at March 31, 2016 and 0.26% of total assets at June 30, 2015. Non-performing loans totaled $9.3 million at June 30, 2016 compared to $6.8 million at March 31, 2016 and $5.4 million of non-performing loans at June 30, 2015. Non-performing loans represented 0.48% of total loans at June 30, 2016 compared to 0.35% at March 31, 2016 and 0.37% at June 30, 2015. The increase in non-performing assets and non-performing loans was primarily attributable to the loans acquired in the River Valley merger transaction which closed effective March 1, 2016.

Non-performing Assets
(dollars in thousands)
	6/30/2016	3/31/2016	6/30/2015
Non-Accrual Loans	$8,294	$6,592	$5,431
Past Due Loans (90 days or more)	1,024	168	15
Total Non-Performing Loans	9,318	6,760	5,446
Other Real Estate	416	343	317
Total Non-Performing Assets	$9,734	$7,103	$5,763

Restructured Loans	$74	$122	$2,587

The Company’s allowance for loan losses totaled $15.3 million at June 30, 2016 compared to $15.2 million at March 31, 2016 and $14.4 million at June 30, 2015. The allowance for loan losses represented 0.78% of period-end loans at June 30, 2016 compared with 0.79% of period-end loans at March 31, 2016 and 1.04% of period-end loans at June 30, 2015. The year-over-year decline in the allowance for loan loss as a percent of total loans was the result of the acquisition of River Valley. Under acquisition accounting treatment, loans acquired are recorded at fair value which includes a credit risk component, and therefore the allowance on loans acquired is not carried over from the seller. The Company held a discount on acquired loans of $11.8 million as of June 30, 2016, $13.3 million at March 31, 2016 and $3.3 million at June 30, 2015.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

4 of 12

Total deposits increased $36.7 million, or 7% on an annualized basis, as of June 30, 2016 compared with March 31, 2016 and increased $514.6 million compared with June 30, 2015.

End of Period Deposit Balances	6/30/2016	3/31/2016	6/30/2015
(dollars in thousands)

Non-interest-bearing Demand Deposits	$506,498	$507,567	$425,547
IB Demand, Savings, and MMDA Accounts	1,380,038	1,310,089	1,014,013
Time Deposits < $100,000	236,127	244,718	189,615
Time Deposits > $100,000	154,709	178,240	133,590
	$2,277,372	$2,240,614	$1,762,765

Results of Operations Highlights – Quarter ended June 30, 2016

Net income for the quarter ended June 30, 2016 totaled $9,788,000, or $0.64 per share, compared with the first quarter 2016 net income of $5,146,000, or $0.37 per share, and the second quarter 2015 net income $7,325,000 or $0.55 per share. The first quarter of 2016 results of operations included only one month's operations of River Valley and were significantly impacted by merger related charges associated with the closing of the River Valley transaction which was effective March 1, 2016. These merger related charges totaled approximately $3,884,000, or $2,448,000 on an after tax basis, which represented approximately $0.18 per share during the first quarter of 2016. The second quarter of 2016 included a full quarter of River Valley's operations.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

5 of 12

Summary Average Balance Sheet
(Tax-equivalent basis / dollars in thousands)
	Quarter Ended			Quarter Ended			Quarter Ended
	June 30, 2016			March 31, 2016			June 30, 2015

	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate
Assets
Federal Funds Sold and Other
Short-term Investments	$25,918	$20	0.30%	$20,377	$17	0.34%	$20,540	$4	0.07%
Securities	723,222	5,168	2.86%	696,175	4,926	2.83%	632,270	4,400	2.78%
Loans and Leases	1,935,246	22,791	4.73%	1,694,643	18,755	4.45%	1,456,699	16,630	4.58%
Total Interest Earning Assets	$2,684,386	$27,979	4.19%	$2,411,195	$23,698	3.95%	$2,109,509	$21,034	4.00%

Liabilities
Demand Deposit Accounts	$502,070			$467,516			$420,341
IB Demand, Savings, and
MMDA Accounts	$1,369,446	$672	0.20%	$1,143,434	$464	0.16%	$1,055,880	$345	0.13%
Time Deposits	426,918	654	0.62%	400,353	691	0.69%	341,678	677	0.79%
FHLB Advances and Other Borrowings	235,434	853	1.46%	243,030	741	1.23%	160,196	450	1.13%
Total Interest-Bearing Liabilities	$2,031,798	$2,179	0.43%	$1,786,817	$1,896	0.43%	$1,557,754	$1,472	0.38%

Cost of Funds			0.33%			0.32%			0.28%
Net Interest Income		$25,800			$21,802			$19,562
Net Interest Margin			3.86%			3.63%			3.72%

During the quarter ended June 30, 2016, net interest income totaled $24,671,000 representing an increase of $3,887,000, or 19%, from the quarter ended March 31, 2016 net interest income of $20,784,000 and an increase of $5,965,000, or 32%, compared with the quarter ended June 30, 2015 net interest income of $18,706,000. The increase in net interest income was largely attributable to the River Valley merger transaction.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

6 of 12

The tax equivalent net interest margin for the quarter ended June 30, 2016 was 3.86% compared with 3.63% in the first quarter of 2016 and 3.72% in the second quarter of 2015. The increase in the net interest margin during the second quarter of 2016 was primarily attributable to a relatively stable cost of funds combined with an increased loan yield stemming largely from the addition of the River Valley loan portfolio and an increase in the amount of accretion of loan discounts on acquired loans. Accretion of loan discounts on acquired loans contributed approximately 23 basis points to the net interest margin on an annualized basis in the second quarter of 2016, 6 basis points in the first quarter of 2016, and 5 basis points in the second quarter of 2015. The increase in accretion in the second quarter of 2016 was largely attributable to the pay-off activity on loans acquired in the River Valley transaction.

During the quarter ended June 30, 2016, the Company recorded a provision for loan loss of $350,000 compared to a provision of $850,000 during the first quarter of 2016 and a provision of $250,000 in the second quarter of 2015. The level of provision during all periods was done in accordance with the Company's standard methodology for determining the adequacy of its allowance for loan loss.

During the quarter ended June 30, 2016, non-interest income totaled $8,055,000, an increase of $838,000 or 12%, compared with the quarter ended March 31, 2016, and an increase of $1,934,000, or 32%, compared with the second quarter of 2015. The increase during the second quarter of 2016 relative to both comparative periods was impacted by the acquisition of River Valley. The second quarter of 2016 included a full quarter of River Valley operations while the first quarter of 2016 only included one month of operations and the second quarter of 2015 had no operations of River Valley included.

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Income	6/30/2016	3/31/2016	6/30/2015
(dollars in thousands)

Trust and Investment Product Fees	$1,223	$1,021	$939
Service Charges on Deposit Accounts	1,534	1,233	1,220
Insurance Revenues	1,605	2,727	1,515
Company Owned Life Insurance	247	215	207
Interchange Fee Income	599	537	563
Other Operating Income	996	764	631
Subtotal	6,204	6,497	5,075
Net Gains on Loans	883	720	784
Net Gains on Securities	968	—	262
Total Non-interest Income	$8,055	$7,217	$6,121

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

7 of 12

Insurance revenues declined $1,122,000, or 41%, during the quarter ended June 30, 2016, compared with the first quarter of 2016 and increased $90,000, or 6%, compared with the second quarter of 2015. The decrease in the second quarter of 2016 compared with first quarter of 2016 was due to contingency revenue. Contingency revenue during the first quarter of 2016 totaled $1,113,000 compared with no contingency revenue during the second quarter of 2016. The fluctuation in contingency revenue is a normal course of business variance and is reflective of claims and loss experience with insurance carriers that the Company represents through its property and casualty insurance agency. Typically the majority of contingency revenue is recognized during the first quarter of the year.

The Company realized $968,000 in net gains on sales of securities during the second quarter of 2016 compared with no gains on sales of securities during the first quarter of 2016 and $262,000 of net gains on the sale of securities in the second quarter of 2015.

During the quarter ended June 30, 2016, non-interest expense totaled $18,339,000, a decline of $1,901,000, or 9%, compared with the quarter ended March 31, 2016, and an increase of $4,024,000, or 28%, compared with the second quarter of 2015. During the second quarter of 2016, the Company recorded costs related to the River Valley merger transaction that totaled $246,000 following recording costs related to the merger of $3,884,000 in the first quarter of 2016.

Excluding the merger related transaction costs, the majority of the increase in operating expenses during the second quarter of 2016 compared to the first quarter of 2016 and the second quarter of 2015 were related to the operating costs of River Valley. The second quarter of 2016 included a full quarter of River Valley operations while the first quarter of 2016 only included one month of operations and the second quarter of 2015 had no operations of River Valley included.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

8 of 12

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Expense	6/30/2016	3/31/2016	6/30/2015
(dollars in thousands)

Salaries and Employee Benefits	$10,184	$11,601	$8,259
Occupancy, Furniture and Equipment Expense	2,218	1,887	1,683
FDIC Premiums	339	328	284
Data Processing Fees	1,181	2,165	870
Professional Fees	780	1,318	642
Advertising and Promotion	629	544	484
Intangible Amortization	312	208	202
Other Operating Expenses	2,696	2,189	1,891
Total Non-interest Expense	$18,339	$20,240	$14,315

Salaries and benefits decreased $1,471,000, or 12%, in the second quarter of 2016 compared with the first quarter of 2016. The decline was related to $1,934,000 of merger costs related to the settlement of various employment and benefit arrangements recorded in the first quarter of 2016.

Data processing fees decreased $984,000, or 45%, in the second quarter of 2016 compared with the first quarter of 2016. In the first quarter of 2016, the Company recorded $1,198,000 of merger costs related to the consolidation of various data processing and information systems.

Professional fees decreased $538,000, or 41%, in the second quarter of 2016 compared with the first quarter of 2016. The second quarter of 2016 included $125,000 of merger related costs while the first quarter of 2016 included $599,000 of merger related costs.

About German American
German American Bancorp, Inc., is a NASDAQ-traded (symbol: GABC) bank holding company based in Jasper, Indiana. German American, through its banking subsidiary German American Bancorp, operates 51 banking offices in 19 contiguous southern Indiana counties and one northern Kentucky county. The Company also owns an investment brokerage subsidiary (German American Investment Services, Inc.) and a full line property and casualty insurance agency (German American Insurance, Inc.).

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

9 of 12

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in this press release. Factors that could cause actual experience to differ from the expectations expressed or implied in this press release include the unknown future direction of interest rates and the timing and magnitude of any changes in interest rates; changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; potential deterioration in general economic conditions, either nationally or locally, resulting in, among other things, credit quality deterioration; capital management activities, including possible future sales of new securities, or possible repurchases or redemptions by the Company of outstanding debt or equity securities; risks of expansion through acquisitions and mergers, such as unexpected credit quality problems of the acquired loans or other assets, unexpected attrition of the customer base of the acquired institution or branches, and difficulties in integration of the acquired operations; factors driving impairment charges on investments; the impact, extent and timing of technological changes; potential cyber-attacks, information security breaches and other criminal activities; litigation liabilities, including related costs, expenses, settlements and judgments, or the outcome of matters before regulatory agencies, whether pending or commencing in the future; actions of the Federal Reserve Board; changes in accounting principles and interpretations; potential increases of federal deposit insurance premium expense, and possible future special assessments of FDIC premiums, either industry wide or specific to the Company’s banking subsidiary; actions of the regulatory authorities under the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Federal Deposit Insurance Act and other possible legislative and regulatory actions and reforms; the continued availability of earnings and excess capital sufficient for the lawful and prudent declaration and payment of cash dividends; and other risk factors expressly identified in the Company’s filings with the United States Securities and Exchange Commission. Such statements reflect our views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements. It is intended that these forward-looking statements speak only as of the date they are made. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Balance Sheets

	June 30, 2016	March 31, 2016	June 30, 2015
ASSETS
Cash and Due from Banks	$36,027	$34,734	$31,538
Short-term Investments	18,113	14,312	20,729
Interest-bearing Time Deposits with Banks	1,744	1,992	100
Investment Securities	719,916	715,611	618,891

Loans Held-for-Sale	5,135	8,700	10,622

Loans, Net of Unearned Income	1,960,555	1,914,948	1,472,646
Allowance for Loan Losses	(15,304)	(15,161)	(15,258)
Net Loans	1,945,251	1,899,787	1,457,388

Stock in FHLB and Other Restricted Stock	13,048	13,048	8,122
Premises and Equipment	47,669	47,617	38,707
Goodwill and Other Intangible Assets	57,048	57,359	22,163
Other Assets	71,860	73,567	51,426
TOTAL ASSETS	$2,915,811	$2,866,727	$2,259,686

LIABILITIES
Non-interest-bearing Demand Deposits	$506,498	$507,567	$425,547
Interest-bearing Demand, Savings, and Money Market Accounts	1,380,038	1,310,089	1,014,013
Time Deposits	390,836	422,958	323,205
Total Deposits	2,277,372	2,240,614	1,762,765

Borrowings	278,214	278,698	240,072
Other Liabilities	27,870	25,777	19,799
TOTAL LIABILITIES	2,583,456	2,545,089	2,022,636

SHAREHOLDERS' EQUITY
Common Stock and Surplus	186,251	185,930	122,437
Retained Earnings	134,909	127,867	114,190
Accumulated Other Comprehensive Income	11,195	7,841	423
TOTAL SHAREHOLDERS' EQUITY	332,355	321,638	237,050

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,915,811	$2,866,727	$2,259,686

END OF PERIOD SHARES OUTSTANDING	15,257,669	15,253,503	13,259,594

TANGIBLE BOOK VALUE PER SHARE	$18.04	$17.33	$16.21

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Statements of Income

	Three Months Ended			Six Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
INTEREST INCOME
Interest and Fees on Loans	$22,670	$18,664	$16,537	$41,334	$32,836
Interest on Short-term Investments and Time Deposits	20	17	4	37	7
Interest and Dividends on Investment Securities	4,160	3,999	3,637	8,159	7,335
TOTAL INTEREST INCOME	26,850	22,680	20,178	49,530	40,178

INTEREST EXPENSE
Interest on Deposits	1,326	1,155	1,022	2,481	2,015
Interest on Borrowings	853	741	450	1,594	908
TOTAL INTEREST EXPENSE	2,179	1,896	1,472	4,075	2,923

NET INTEREST INCOME	24,671	20,784	18,706	45,455	37,255
Provision for Loan Losses	350	850	250	1,200	500
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	24,321	19,934	18,456	44,255	36,755

NON-INTEREST INCOME
Net Gain on Sales of Loans	883	720	784	1,603	1,533
Net Gain on Securities	968	—	262	968	725
Other Non-interest Income	6,204	6,497	5,075	12,701	11,005
TOTAL NON-INTEREST INCOME	8,055	7,217	6,121	15,272	13,263

NON-INTEREST EXPENSE
Salaries and Benefits	10,184	11,601	8,259	21,785	17,084
Other Non-interest Expenses	8,155	8,639	6,056	16,794	12,064
TOTAL NON-INTEREST EXPENSE	18,339	20,240	14,315	38,579	29,148

Income before Income Taxes	14,037	6,911	10,262	20,948	20,870
Income Tax Expense	4,249	1,765	2,937	6,014	6,239

NET INCOME	$9,788	$5,146	$7,325	$14,934	$14,631

BASIC EARNINGS PER SHARE	$0.64	$0.37	$0.55	$1.02	$1.11
DILUTED EARNINGS PER SHARE	$0.64	$0.37	$0.55	$1.02	$1.10

WEIGHTED AVERAGE SHARES OUTSTANDING	15,256,019	13,924,856	13,256,026	14,590,437	13,238,836
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	15,257,219	13,928,933	13,263,604	14,593,076	13,246,359

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

		Three Months Ended			Six Months Ended
		June 30,	March 31,	June 30,	June 30,	June 30,
		2016	2016	2015	2016	2015
EARNINGS PERFORMANCE RATIOS
	Annualized Return on Average Assets	1.36%	0.81%	1.31%	1.10%	1.31%
	Annualized Return on Average Equity	12.02%	7.39%	12.27%	9.79%	12.40%
	Net Interest Margin	3.86%	3.63%	3.72%	3.75%	3.72%
	Efficiency Ratio (1)	54.17%	69.75%	55.74%	61.36%	55.90%
	Net Overhead Expense to Average Earning Assets (2)	1.53%	2.16%	1.55%	1.83%	1.51%

ASSET QUALITY RATIOS
	Annualized Net Charge-offs to Average Loans	0.04%	0.03%	0.04%	0.04%	0.02%
	Allowance for Loan Losses to Period End Loans	0.78%	0.79%	1.04%
	Non-performing Assets to Period End Assets	0.33%	0.25%	0.26%
	Non-performing Loans to Period End Loans	0.48%	0.35%	0.37%
	Loans 30-89 Days Past Due to Period End Loans	0.45%	0.34%	0.21%

SELECTED BALANCE SHEET & OTHER FINANCIAL DATA
	Average Assets	$2,885,165	$2,556,431	$2,240,528	$2,723,932	$2,233,855
	Average Earning Assets	$2,684,386	$2,411,195	$2,109,509	$2,547,791	$2,102,912
	Average Total Loans	$1,935,246	$1,694,643	$1,456,699	$1,814,944	$1,450,328
	Average Demand Deposits	$502,070	$457,516	$420,341	$484,793	$423,853
	Average Interest Bearing Liabilities	$2,031,798	$1,786,817	$1,557,754	$1,909,308	$1,551,999
	Average Equity	$325,754	$278,483	$238,731	$305,000	$235,968

	Period End Non-performing Assets (3)	$9,734	$7,103	$5,763
	Period End Non-performing Loans (4)	$9,318	$6,760	$5,446
	Period End Loans 30-89 Days Past Due (5)	$8,764	$6,562	$3,025

	Tax Equivalent Net Interest Income	$25,800	$21,802	$19,562	$47,602	$38,882
	Net Charge-offs during Period	$207	$128	$161	$334	$171

(1)	Efficiency Ratio is defined as Non-interest Expense divided by the sum of Net Interest Income, on a tax equivalent basis, and Non-interest Income.
(2)	Net Overhead Expense is defined as Total Non-interest Expense less Total Non-interest Income.
(3)	Non-performing assets are defined as Non-accrual Loans, Loans Past Due 90 days or more, Restructured Loans, and Other Real Estate Owned.
(4)	Non-performing loans are defined as Non-accrual Loans, Loans Past Due 90 days or more, and Restructured Loans.
(5)	Loans 30-89 days past due and still accruing.